EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statements of Nielsen Media Research, Inc. on Form S-8 (File Nos. 333-13889, 333-14763 and 333-29995) of our reports dated January 27, 1999 on our audits of the consolidated financial statements and financial statement schedule of Nielsen Media Research, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which reports are incorporated by reference or included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
March 29, 1999